UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously disclosed, Antero Resources LLC (the “Company”), through its wholly owned subsidiary, Antero Resources Finance Corporation, issued $300,000,000 aggregate principal amount of its 6.0% Senior Notes due 2020 (the “Notes”) on November 19, 2012.  In connection with the issuance of the Notes, Antero Resources entered into a Letter Agreement with JPMorgan Chase Bank N.A., as administrative agent for the lenders under the Company’s senior secured credit facility, on November 19, 2012 to reduce the borrowing base thereunder from $1.65 billion to $1.575 billion and lender commitments thereunder from $950 million to $850 million.

Additionally, as a result of the pending sale of the Company’s Piceance Basin assets, the Company liquidated its Piceance Basin hedge positions.  Consequently, on December 7, 2012, the Company entered into a Letter Agreement with JPMorgan Chase Bank N.A., as administrative agent for the lenders under the Company’s senior secured credit facility, to immediately reduce the borrowing base by an additional $75 million and, upon the closing of the sale of the Piceance Basin assets, to further reduce the borrowing base by $225 million (resulting in a borrowing base of $1.275 billion) and to reduce lender commitments from $850 million to $700 million.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT	DESCRIPTION

10.1

Letter Agreement dated November 19, 2012 by and among Antero Resources Arkoma LLC, Antero Resources Piceance LLC, Antero Resources Pipeline LLC, and Antero Resources Appalachian Corporation and JPMorgan Chase Bank N.A., as administrative agent for the lenders, to reduce the borrowing base and lender commitments under the Fourth Amended and Restated Credit Agreement dated as of November 4, 2010.

10.2

Letter Agreement dated December 7, 2012 by and among Antero Resources Arkoma LLC, Antero Resources Piceance LLC, Antero Resources Pipeline LLC, and Antero Resources Appalachian Corporation and JPMorgan Chase Bank N.A., as administrative agent for the lenders, to reduce the borrowing base and lender commitments under the Fourth Amended and Restated Credit Agreement dated as of November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

	By:	/s/ GLEN C. WARREN, JR.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: December 10, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1

Letter Agreement dated November 19, 2012 by and among Antero Resources Arkoma LLC, Antero Resources Piceance LLC, Antero Resources Pipeline LLC, and Antero Resources Appalachian Corporation and JPMorgan Chase Bank N.A., as administrative agent for the lenders, to reduce the borrowing base and lender commitments under the Fourth Amended and Restated Credit Agreement dated as of November 4, 2010.

10.2

Letter Agreement dated December 7, 2012 by and among Antero Resources Arkoma LLC, Antero Resources Piceance LLC, Antero Resources Pipeline LLC, and Antero Resources Appalachian Corporation and JPMorgan Chase Bank N.A., as administrative agent for the lenders, to reduce the borrowing base and lender commitments under the Fourth Amended and Restated Credit Agreement dated as of November 4, 2010.